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                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE


                  GTS announces its Broadband Service division
                             will be renamed "Ebone"

              IP network brand extended to include entire division,
                       formalising focus on core business

LONDON - 18 January 2001 - Global TeleSystems, Inc. ("GTS") (NYSE: GTS; Easdaq:
GTSG; Frankfurt: GTS), the leading pan-European provider of broadband optical and IP network services, today announced that its main business unit, GTS Broadband Services, is now to be called "Ebone". The change is effective from today.

Ebone is the current name of GTS' Tier 1 IP backbone network and is a recognised brand with proven experience delivering high quality broadband network services to demanding telecommunication and data-intensive customers. Founded in Copenhagen in 1991 as Europe's original Tier 1 IP backbone, Ebone was acquired by GTS in 1998. Today this IP network business serves more than 25% of all Internet users in Europe and nearly 10% of all global IP routes.

Now, the Ebone name is being extended to cover all of GTS' broadband and optical IP services across Europe. This includes its market-leading carrier and ISP lines of business, where it has been a pioneer in DWDM deployment and provisioning of network services, and its growing multinational corporate business.

With nearly 900,000 kilometres of operational optical capacity, Ebone operates one of the most geographically extensive pan-European broadband optical and IP network. Ebone boasts a client portfolio that includes some of the largest carriers and multi-national corporations, including Yahoo! Europe, Akamai, Genuity, UPC-Chello, and Deutsche Telekom.

Jerry Caccappolo, Ebone CEO and President, comments, "The year 2000 provided much change for the telecommunications industry. Ebone has a strong financial and operational advantage based on our installed network, customer base and proven track record throughout Europe. It's that experience that keeps existing and new customers coming to us for premium network services."

The re-naming is a direct result of GTS' 13 November 2000 statement, in which it announced a comprehensive restructuring to focus on its core business of broadband data and IP services.

Duncan Lewis, COO and President, GTS explained, "When I agreed to join GTS, I realised that the Broadband Services division is undervalued relative to its stature and position in the marketplace. Ebone's reputation for quality, service, and proven experience makes it an ideal choice of brand whose values meet our customers' requirements. The value of experience and service excellence in the complex world of networking cannot be underestimated."

ABOUT EBONE

Ebone, a division of GTS, is the original and most experienced data-only broadband optical and IP networking company in Europe. Its fibre network extends nearly 20,000 kilometres, reaching virtually all major European


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cities. It is Europe's leading broadband IP network, serving 25% of all Internet users and the first IP network to operate at 10 Gbps. The network is directly connected to North America via Ebone's own trans-Atlantic fibre pair, which will be initially provisioned with 80 Gbps of capacity and is expected to be operational in the first half of 2001.

With operations in North America and in 50 European cities, Ebone delivers tailored networking services to telecommunication carriers, internet service providers, internet-centric and multinational corporations. Ebone serves over 150 of the leading telecommunication and data customers in Europe and the North America. The company is the original independent pan-European broadband network service provider, making Ebone Europe's most experienced broadband provider.

As of December 31, 2000, the legal entities that constitute Ebone had approximately $615 million in existing cash and currently anticipated bank credit availability. In the third quarter of 2000, Ebone generated E.120 million in positive EBITDA on an annualised basis and it currently anticipates approximately $300 million in capital expenditures in 2001.

For further information, please visit us at http://www.ebone.com/.

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CONTACTS:

EBONE PRESS OFFICE
Helena McCarthy            +44 (0)20 7769 8291
Email                      helena.mccarthy@ebone.com
Olivia Harris              +44 (0)20 7769 8295
Email:                     olivia.harris@ebone.com

PR CONTACT
Noiseworks:                Christine Fisk
Tel:                       +44(0)1628 628080
Email:                     christinef@noiseworks.com

GTS INVESTOR RELATIONS
Jim Shields:               +44 (0)20 7769 8264
Fax:                       +44 (0)20 7769 8068
Email:                     jim.shields@gts.com
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This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainties. Although GTS believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by GTS or any other person that the objectives and plans of GTS will be achieved.